Exhibit 5.1

October 23, 2018

PayPal Holdings, Inc.

2211 North First Street

San Jose, California 95131

Re:	PayPal Holdings, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to PayPal Holdings, Inc., a Delaware corporation (the “Company”), in connection with the resale by the selling stockholders identified on Schedule I hereto (collectively, the “Selling Stockholders”) of up to 742,335 shares of common stock, par value $0.0001 per share (the “Shares”). We have been advised that the Shares were issued pursuant to the Share Purchase Agreement, dated as of May 17, 2018, among the Company and the Selling Stockholders (such Share Purchase Agreement, as amended, including the exhibits and schedules included therein, being hereinafter referred to as the “Share Purchase Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 of the Company relating to the Shares filed on October 23, 2018 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated October 23, 2018, which forms a part of and is included in the Registration Statement;

PayPal Holdings, Inc.

October 23, 2018

(c) an executed copy of the Share Purchase Agreement;

(d) an executed copy of a certificate of Brian Yamasaki, Vice President, Corporate Legal and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e) a copy of the Company’s Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of October 19, 2018, and certified pursuant to the Secretary’s Certificate;

(f) a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and

(g) a copy of certain resolutions of the Board of Directors of the Company, adopted on May 14, 2018 and on September 26, 2018 and certain resolutions of the Special Transaction Committee thereof, adopted on May 16, 2018, each certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Share Purchase Agreement.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the Shares set forth in the Share Purchase Agreement and the applicable board resolutions and (ii) the issuance of the Shares has been registered in the Company’s share registry. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the factual representations and warranties set forth in the Share Purchase Agreement and those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

PayPal Holdings, Inc.

October 23, 2018

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJM

PayPal Holdings, Inc.

October 23, 2018

Schedule I

Selling Stockholder	Total Number of Shares to be Sold
Adam Henric von Corswant	10,067
Alireza Behrooz	2,847
Anders Jansson	1,984
Andreas Thomas Rynvall Falk	915
Anna Sitnikova	2,135
Anne-Marie Sawdin Andric	3,703
Carl Åke Martin Åkesson	1,423
Carl Leo Edward Nilsson	8,696
Christos Stavropoulos	3,701
Clementine Marie Masson-Lecomte	740
Daniel Johan Ahremark	5,069
Daniel Jakob Bernholc	2,288
David Sakarias Pettersson Österdahl	7,119
Edgar Laurens Rouwenhorst	7,119
Elin Hanna Lewold	2,135
Elisabet Birgitta Maria Stigård	1,423
Eric Anders Olof Hansander	1,423
Erik Christoffer Jörgen Lindfors	2,881
Erik Staffan Emanuel Jonsson	915
FWH Stockholm AB(4)	235,138
Gamze Belloni	1,281
Goncalo Soares Melo de Oliveira	2,277
Hans Robert Käck	2,222
Ian Charles Robbins	3,844
Ikrom Hotamov	2,269
Ingemar Johan Varp	1,423
Janne Oskar Harju Lönn	711
Jennie Sara Madeleine Persson	2,709
Johan Bendz	12,116

PayPal Holdings, Inc.

October 23, 2018

Selling Stockholder	Total Number of Shares to be Sold
Johan Jacob Gustafsson	1,423
Johan Ragnar Karlgrund	711
Justin Zeitler Drees	1,601
Karolina Maja-Karin Arvidsson	740
Klas Henrik Johansson	1,372
Kyle Addison Hitchcock	2,847
Lars Mårten Birger Strömberg	8,258
Magdalena Eva Micko	1,423
Malena Heed	2,135
Malin Anna Elisabet Buch	3,872
Maria Patricia Hedengren	29,979
Mario Fernando Sanchez De la Rosa	740
Mattias Eric Jähnke	1,850
Natalie Ida Eklund	2,135
Niclas Tunek	1,423
Nino Johannes Höglund	4,983
Oskar Johannes Erik Arndt	12,814
Patrik Viktor Karlsson	2,135
Per Johannes Löfgren	2,696
Ron Stolero	9,115
Ruben Flam	4,974
Sara Denree Kristina Arildsson	54,847
Sten Fredrik Bäckström	2,538
Timothy James Lord	1,308
Umut Anil Yurdakök	1,423
Xiaodong Xie	1,423
iChip Holding AB(5)	252,997